Exhibit 1.1

EXECUTION VERSION

10,307,197 Shares

BANKUNITED, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

March 4, 2014

March 4, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Certain stockholders named in Schedule I hereto (the “Selling Stockholders”) of BankUnited, Inc., a Delaware corporation (the “Company”), severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 10,307,197 shares of common stock, par value $0.01 per share, of the Company (the “Firm Shares”), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto. The Selling Stockholders also propose to sell to the several Underwriters not more than an additional 1,546,079 shares of common stock, par value $0.01 per share (the “Additional Shares”), of the Company, if and to the extent that you, as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

To the extent that there are no additional Underwriters listed on Schedule II hereto, all references to the Representatives and the Underwriters shall refer just to you, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be sold from time to time by the Company’s stockholders, including the Selling Stockholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 6, 2013 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means (i) the Basic Prospectus and (ii) the documents and

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information set forth under the caption “Time of Sale Prospectus” in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, at all times during which a prospectus is required by the Securities Act to be delivered in connection with the sale of the Shares, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, at all times during which a prospectus is required by the Securities Act to be delivered in connection with the sale of the Shares, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, at all times during which a prospectus is

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required by the Securities Act to be delivered in connection with the sale of the Shares, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, is a bank holding company as defined in the Bank Holding Company Act of 1956, as amended, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) (i) BankUnited, N.A. (the “Bank”) is a nationally chartered bank regulated by the Office of the Comptroller of the Currency (“OCC”) and its charter is in full force and effect, (ii) each subsidiary of the Company has been duly incorporated, is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (iii) each subsidiary of the Company has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except in each case to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except that the representation regarding due incorporation of each other subsidiary of the Company is based solely on good standing certificates received from the subsidiary’s jurisdiction of incorporation; all of the issued and outstanding capital stock of the Bank and all of the issued and outstanding shares of capital stock of each other subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

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(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company, on the Closing Date (as defined in Section 5), will conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv) above where such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for those which have been obtained or made.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings that would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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(m) The Company is not, and solely after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) None of the Company, any of its subsidiaries, any director or officer thereof, or, to the Company’s knowledge, any affiliate, employee or agent or representative of the Company or of any of its subsidiaries or affiliates, has violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any money, property, gifts or anything else of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or any candidate for foreign political office in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance therewith.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and

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regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) The Company and each of its subsidiaries are in compliance with all applicable laws administered by, and regulations of, the Federal Deposit Insurance Corporation (the “FDIC”), the OCC, the Federal Reserve Board, the Florida Office of Financial Regulation (the “Office of Financial Regulation”), and any other federal or state bank regulatory authorities with jurisdiction over the Company or any of its subsidiaries (together with the FDIC, the OCC, the Federal Reserve Board and the Office of Financial Regulation, the “Bank Regulatory Authorities”), except where the failure to be in compliance with such laws and regulations would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The deposit accounts of each banking subsidiary of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, cease and desist order, order of prohibition or suspension, written commitment, supervisory agreement, or written agreement or other written statement as described under 12 U.S.C. 1818(u) (whether or not such federal banking agency has determined that publication would be contrary to the public interest) with any of the Bank Regulatory Authorities, nor have the Company or any of its subsidiaries been advised by any of the Bank Regulatory Authorities that it is contemplating issuing or requesting any of the foregoing.

(t) (i) None of the Company, any of its subsidiaries, any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or material obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole amongst the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have valid title in fee simple to all real property and valid title to all personal property owned by them that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that, singly or in the aggregate, are material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) The Company and its subsidiaries own or possess, or, to the knowledge of the Company, can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(y) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to obtain the same or similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

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(z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa) Except as described in the Time of Sale Prospectus, the Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have accrued or paid all taxes required to be reflected thereon and any other tax, assessment, fine or penalty levied against them (except where the failure to accrue or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the consolidated financial statements of the Company and its subsidiaries), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries) that would reasonably

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be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The Bank is “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)), and has received an overall Community Reinvestment Act (“CRA”) rating of “satisfactory”. The Bank has not been informed by the Bank Regulatory Authorities that its status as “well-capitalized” will change within one year, nor has it been informed by the Bank Regulatory Authorities that it may receive a less than “satisfactory” rating for CRA purposes.

(ee) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws or other organizational documents of such Selling Stockholder (if such Selling Stockholder is a corporation or other business entity or trust), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except, in the case of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d) Upon payment by the Underwriters for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such

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other nominee on the Company’s share registry and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of the several Underwriters maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 2(d), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.

(e) In respect of any statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties with respect to such information as the Company makes under paragraph 1(b) hereof, it being understood and agreed that such information consists only of its name and any information relating to its holdings of Common Stock (including for the avoidance of doubt that information set forth in the footnotes to the beneficial ownership table in “Selling Stockholders”) as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $33.145 per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,546,079 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be

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purchased by the Underwriters and the date on which such shares are to be purchased. The number of Additional Shares to be purchased from each Selling Stockholder by the Underwriters, collectively, pursuant to an exercise notice shall equal the number of Additional Shares to be purchased from the Selling Stockholders, collectively, pursuant to an exercise notice multiplied by the fraction obtained by dividing (i) the number opposite such Selling Stockholder’s name under the column titled “Number of Additional Shares to Be Sold” on Schedule I hereto by (ii) the total number opposite the word “Total” under the column titled “Number of Additional Shares to Be Sold” on Schedule I hereto (subject to such adjustments to eliminate fractional shares as you may determine). The number of such Additional Shares to be purchased by each Underwriter from each Selling Stockholder pursuant to an exercise notice shall be the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Additional Shares to be sold by such Selling Stockholder as (i) the number opposite such Underwriter’s name under the column titled “Number of Additional Shares to Be Purchased” on Schedule II hereto bears to (ii) the total number opposite the word “Total” under the column titled “Number of Additional Shares to Be Purchased” on Schedule II hereto. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares as set forth in this Section 3.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) grants, issuances or transfers in accordance with the terms of, including without limitation the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant granted under, any stock incentive, compensation or similar plan in effect on the date hereof, as described in the Time of Sale Prospectus, (c) the filing by the Company of a registration statement with the Commission on Form S-8 relating to the offering of securities by the Company pursuant to terms of any stock incentive, compensation or similar plan in effect on the date hereof and as described in the Time of Sale Prospectus or (d) the filing of a registration statement on Form S-4 or other appropriate form with respect to the issuance by the Company of Common Stock or securities convertible into or exercisable or exchangeable for

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Common Stock in connection with an acquisition or business combination (or the entering into of an acquisition agreement or other offer or contract to sell with respect thereto); provided that no such Common Stock or other securities are issued in connection with any such acquisition or business combination during the Restricted Period.

4. Terms of Public Offering. The Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at the price described in Schedule III hereto (the “Public Offering Price”) and on the terms set forth in the Time of Sale Prospectus.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 7, 2014, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)   there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

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(ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date opinions and a letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, in or substantially in the form set forth in Exhibits B-1, B-2 and B-3 hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Jeffrey Starr, General Counsel of the Bank, dated the Closing Date, in or substantially in the form set forth in Exhibit C hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for certain Selling Stockholders, in or substantially in the form set forth in Exhibit D hereto, and opinions for the other Selling Stockholders as the Representatives may request in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

The opinions of Skadden, Arps, Slate, Meagher & Flom LLP and the other persons described in Sections 6(c), 6(d) and 6(e) above shall be rendered and addressed to the Underwriters.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

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(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders of the Company listed on Schedule IV hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization of the Additional Shares to be sold on such Option Closing Date and other matters related to the Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you as many copies of the Registration Statement (without exhibits thereto), the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto as you may reasonably request.

(b) Subject to Section 7(e) below, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be

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misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in no event shall the Company or any of its subsidiaries be obligated to qualify to do business as a foreign corporation in any jurisdiction where it is not already so qualified or to take any action that would subject the Company or any of its subsidiaries to taxation or service of process where it is not already subject to taxation or service of process.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act) and the rules and regulations of the Commission thereunder.

8. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the

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Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and/or filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. provided that such fees and disbursements of such counsel in clause (iii) and (iv) shall not exceed $50,000, (v) the cost of printing certificates, if any, representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, and travel and lodging expenses of the representatives and officers of the Company, provided, however, that the cost of any aircraft chartered in connection with the road show shall be split evenly between the Company on the one hand and the Underwriters on the other hand, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

It is understood that the Selling Stockholders will pay all costs and expenses of any consultant or advisor engaged by them in connection with the transactions contemplated by this Agreement.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the

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Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the documents referred to in the foregoing indemnity, it being understood and agreed that such information provided by or on behalf of any such Selling Stockholder consists only of its name and any information relating to its holdings of shares of Common Stock (including for the avoidance of doubt that information set forth in the footnotes to the beneficial ownership table in “Selling Stockholders”) as set forth in the documents referred to in the foregoing indemnity. The liability of each Selling Stockholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 11

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shall be limited to an amount equal to (i) the number of Shares sold by such Selling Stockholder under this Agreement multiplied by (ii) the Purchase Price.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such reasonable fees and expenses shall be reimbursed as they

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are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders holding a majority of the Shares sold by the Selling Stockholders under this Agreement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 15 days’ prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by

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reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Stockholders if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and that, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the

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Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement (which for the purposes of this Section 13, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 12), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

22

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Goldman, Sachs & Co., 200 West Street, 4th Floor, New York , New York 10005, Attention: Equity Capital Markets — Syndicate, fax: (212) 797-9344; if to the Company shall be delivered, mailed or sent to BankUnited, Inc., 14817 Oak Lane, Miami Lakes, Florida 33016, Attention: Chief Operating Officer, with a copy which shall not constitute notice to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Richard B. Aftanas, Esq., and if to any Selling Stockholder shall be delivered, mailed or sent to it at the address set forth in Schedule I.

23

Very truly yours,

BankUnited, Inc.

By:	/s/ Rajinder P. Singh
Name:	Rajinder P. Singh
Title:	Chief Operating Officer

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

BLACKSTONE CAPITAL PARTNERS V-L.P.

By: Blackstone Management Associates V L.L.C.,
its General Partner

By: BMA V L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

BLACKSTONE CAPITAL PARTNERS V-AC L.P.

By: Blackstone Management Associates V L.L.C.,
its General Partner

By: BMA V L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P.

By: BCP V Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P.

By: BCP V Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By: Centerbridge Associates, L.P.,
its general partner

By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CENTERBRIDGE CAPITAL PARTNERS, STRATEGIC, L.P.

By: Centerbridge Associates, L.P.,
its general partner

By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CENTERBRIDGE CAPITAL PARTNERS,
SBS, L.P.

By: Centerbridge Associates, L.P.,
its general partner

By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CB BU INVESTORS, L.L.C.

By: Centerbridge Associates, L.P.,
its manager

By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CB BU INVESTORS II, L.L.C.

By: Centerbridge Associates, L.P.,
its manager

By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CB BU INVESTORS III, L.L.C.

By: Centerbridge Associates, L.P.,
its manager

By: Centerbridge GP Investors, LLC,
its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CARLYLE FINANCIAL SERVICES BU, L.P.

By: TCG Financial Services, L.P.,
its general partner

By: Carlyle Financial Services, Ltd.,
its general partner

By:	/s/ David. M. Rubenstein
Name:	David. M. Rubenstein
Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CARLYLE STRATEGIC PARTNERS II, L.P.

By: CSP II General Partner, L.P.,
its general partner

By: TC Group CSP II, L.I.C.,
its general partner

By:	/s/ David. M. Rubenstein
Name:	David. M. Rubenstein
Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CSP II COINVESTMENT, L.P.

By: CSP II General Partner, L.P.,
its general partner

By:	/s/ David. M. Rubenstein
Name:	David. M. Rubenstein
Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CARLYLE PARTNERS V, L.P.

By: TC Group V, L.P., its general partner

By:	/s/ David. M. Rubenstein
Name:	David. M. Rubenstein
Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CP V COINVESTMENT A, L.P.

By: TC Group V, L.P., its general partner

By:	/s/ David. M. Rubenstein
Name:	David. M. Rubenstein
Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CP V COINVESTMENT B, L.P.

By: TC Group V, L.P., its general partner

By:	/s/ David. M. Rubenstein
Name:	David. M. Rubenstein
Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Very truly yours,

CARLYLE PARTNERS V-A, L.P.

By: TC Group V, L.P., its general partner

By:	/s/ David. M. Rubenstein
Name:	David. M. Rubenstein
Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

WLR Recovery Fund IV, L.P.
By: WLR Recovery Associates IV LLC
Its General Partner

WLR Recovery Fund IV, L.P.
By: WL Ross Group, L.P.
Its Managing Member

WLR Recovery Fund IV, L.P.
By: EI Vedado, LLC
Its General Partner

By:	/s/ Michael J. Gibbons
Name:	Michael J. Gibbons
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

WLR IV Parallel ESC, L.P.
By: WLR Recovery Associates IV LLC
Its Attorney-in-fact

WLR IV Parallel ESC, L.P.
By: WL Ross Group, L.P.
Its Manager Member

WLR IV Parallel ESC, L.P.
By: EI Vedado, LLC
Its General Partner

By:	/s/ Michael J. Gibbons
Name:	Michael J. Gibbons
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

WLR/GS Master Co-Investment, L.P.
By: WLR Master Co-Investment GP, LLC
Its General Partner

By:	/s/ Michael J. Gibbons
Name:	Michael J. Gibbons
Title:	Authorized Signatory

[Signature Page to March 2014 Block Trade Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of itself and the several Underwriters named in Schedule II hereto

By:	Goldman, Sachs & Co.

By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

[Signature Page to March 2014 Block Trade Underwriting Agreement]

SCHEDULE I

		Number of
		Additional
		Shares to Be
		Sold
		Assuming
		All
	Number of	Additional
	Firm Shares	Shares Are
Selling Stockholder	to Be Sold	Purchased	Address of Selling Stockholder

Blackstone Capital Partners V-L.P.			c/o The Blackstone Group
			345 Park Avenue
	2,069,903	310,486	New York, NY 10154

Blackstone Capital Partners V-AC L.P.			c/o The Blackstone Group
			345 Park Avenue
	647,255	97,088	New York, NY 10154

Blackstone Family Investment Partnership V L.P.			c/o The Blackstone Group
			345 Park Avenue
	3,616	542	New York, NY 10154

Blackstone Participation Partnership V L.P.			c/o The Blackstone Group
			345 Park Avenue
	2,102	315	New York, NY 10154

Carlyle Partners V, L.P.			c/o The Carlyle Group
			1001 Pennsylvania Avenue NW
			Suite 220 South
	1,149,203	172,381	Washington, DC 20004

CP V Coinvestment A, L.P.			c/o The Carlyle Group
			1001 Pennsylvania Avenue NW
			Suite 220 South
	46,154	6,923	Washington, DC 20004

CP V Coinvestment B, L.P.			c/o The Carlyle Group
			1001 Pennsylvania Avenue NW
			Suite 220 South
	2,543	381	Washington, DC 20004

Carlyle Partners V-A, L.P.			c/o The Carlyle Group
			1001 Pennsylvania Avenue NW
			Suite 220 South
	23,121	3,468	Washington, DC 20004

Carlyle Financial Services BU, L.P.			c/o The Carlyle Group
			1001 Pennsylvania Avenue NW
			Suite 220 South
	1,221,019	183,153	Washington, DC 20004

Carlyle Strategic Partners II, L.P.			c/o The Carlyle Group
			1001 Pennsylvania Avenue NW
			Suite 220 South
	271,401	40,710	Washington, DC 20004

CSP II Coinvestment, L.P.			c/o The Carlyle Group
			1001 Pennsylvania Avenue NW
			Suite 220 South
	9,435	1,415	Washington, DC 20004

WLR Recovery Fund IV, L.P.			c/o WL Ross & Co. LLC
			1166 Avenue of the Americas
	2,468,757	370,313	New York, NY 10036

WLR IV Parallel ESC, L.P.			c/o WL Ross & Co. LLC
			1166 Avenue of the Americas
	9,915	1,487	New York, NY 10036

WLR/GS Master Co-Investment, L.P.			c/o WL Ross & Co. LLC
			1166 Avenue of the Americas
	244,204	36,631	New York, NY 10036

Centerbridge Capital Partners, L.P.			c/o Centerbridge Partners, L.P.
			375 Park Avenue
			12th Floor
	1,823,790	273,570	New York, NY 10152

Centerbridge Capital Partners Strategic, L.P.			c/o Centerbridge Partners, L.P.
			375 Park Avenue
			12th Floor
	67,370	10,105	New York, NY 10152

Centerbridge Capital Partners SBS, L.P.			c/o Centerbridge Partners, L.P.
			375 Park Avenue
			12th Floor
	3,002	450	New York, NY 10152

CB BU Investors, L.L.C.			c/o Centerbridge Partners, L.P.
			375 Park Avenue

			12th Floor
	116,094	17,414	New York, NY 10152

CB BU Investors II, L.L.C.			c/o Centerbridge Partners, L.P.
			375 Park Avenue
			12th Floor
	67,211	10,082	New York, NY 10152

CB BU Investors III, L.L.C.			c/o Centerbridge Partners, L.P.
			375 Park Avenue
			12th Floor
	61,102	9,165	New York, NY 10152

Total:	10,307,197	1,546,079

SCHEDULE II

Number of
Additional
Shares to be
purchased
	Number of	Assuming
	Firm	All
	Shares to	Additional
	Be	Shares Are
Underwriter	Purchased	Purchased
Goldman, Sachs & Co.	10,307,197	1,546,079
Total:	10,307,197	1,546,079

II-1

SCHEDULE III

Time of Sale Prospectus

1.                                      Firm Shares: 10,307,197

2.                                      Pricing information: $33.500

III-1

SCHEDULE IV

List of Stockholders Subject to Lock-up

Blackstone Capital Partners V-AC L.P.

Blackstone Capital Partners V-L.P.

Blackstone Family Investment Partnership V L.P.

Blackstone Participation Partnership V L.P.

Centerbridge Capital Partners, L.P.

Centerbridge Capital Partners SBS, L.P.

Centerbridge Capital Partners Strategic, L.P.

CB BU Investors, L.L.C.

CB BU Investors II, L.L.C.

CB BU Investors III, L.L.C.

CP V Coinvestment A, L.P.

CP V Coinvestment B, L.P.

Carlyle Partners V, L.P.

Carlyle Partners V-A, L.P.

Carlyle Financial Services BU, L.P.

Carlyle Strategic Partners II, L.P.

CSP II Coinvestment, L.P.

WLR/GS Master Co-Investment, L.P.

WLR IV Parallel ESC, L.P.

WLR Recovery Fund IV, L.P.

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

March 4, 2014

Goldman, Sachs & Co.

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the Underwriters (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with BankUnited, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). To the extent that there are no additional Underwriters other than you listed on Schedule II to the Underwriting Agreement, all references to the Representatives and the Underwriters shall refer to you, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date of the Underwriting Agreement and ending 45 days after the date of the final prospectus supplement (“the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) any

Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) shall be required or shall be voluntarily made in connection with subsequent sales of shares of Common Stock or other securities acquired in such open market transactions, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the undersigned’s immediate family, (e) transfers by testate succession or intestate distribution, (f) distributions or transfers (other than for value) by the undersigned to limited partners, members, or stockholders of the undersigned or transfers (other than for value) to any corporation, partnership or other business entity that is the direct or indirect affiliate of the undersigned, (g) transfers (other than for value) of shares to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, provided that in the case of any transfer or distribution pursuant to clause (c) through (g), (x) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter, and (y) no filing under Section 16(a) of the Exchange Act (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, without limiting the ability of the undersigned to effect the sale of Shares pursuant to the Underwriting Agreement, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. [The foregoing restrictions shall not apply to the pledge, re-pledge, hypothecation, grant of security interest or any other encumbrance of any kind pursuant to (a) the Facility Letter, dated as of June 28, 2013, by and among CGFSP Margin Loan L.P., the guarantors from time to time party thereto, and The Bank of N.T. Butterfield &

Son Limited (as heretofore amended or otherwise modified as of the date of this letter) and (b) the Guarantee and Pledge Agreement, dated as of June 28, 2013, by and among Carlyle Financial Services BU, L.P. and Carlyle Financial Services Harbor, L.P. and The Bank of N.T. Butterfield & Son Limited (as heretofore amended or otherwise modified as of the date of this letter).](1)

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

If (1) the Underwriting Agreement shall not be entered into on or before March 30, 2014, (2) the Public Offering is abandoned by the Company before such date or (3) the Underwriting Agreement (other than the terms thereof which survive termination) shall terminate or be terminated prior to payment and delivery of the Common Stock to be sold thereunder, then this letter shall be of no force and effect, and the restrictions on transactions contained herein relating to the Common Stock shall be null and void.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

(1) To be included in the lock-up letter agreement to be signed by Carlyle Financial Services BU, L.P. only.

Very truly yours,

(Name)

(Address)

[Signature Page to Lock-up Agreement]

EXHIBIT B-1

FORM OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP OPINION

EXHIBIT B-2

FORM OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP NEGATIVE ASSURANCE LETTER

EXHIBIT B-3

FORM OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP TAX OPINION

EXHIBIT C

FORM OF BANKUNITED, INC. GENERAL COUNSEL OPINION

EXHIBIT D-1

FORM OF SIMPSON THACHER & BARTLETT LLP OPINION

EXHIBIT D-2

FORM OF WEIL, GOTSHAL & MANGES LLP OPINION AS COUNSEL FOR CERTAIN SELLING STOCKHOLDERS

EXHIBIT D-3

FORM OF WEIL, GOTSHAL & MANGES OPINION AS COUNSEL FOR WLR MASTER CO-INVESTMENT GP, LLC

EXHIBIT D-4

FORM OF WALKERS OPINION